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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January   , 1998


                                   PLUMA, INC.

               (Exact name of Registrant as specified in Charter)

North Carolina                      333-18755                 56-1541893

(State of                        (Commission File           (IRS Employer
incorporation)                       Number)               Identification No.)

801 Fieldcrest Road
Eden, North Carolina                                 27289-0487
(Address of principal executive offices)             (Zip Code)

 (910) 635-4000
(Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.

         On December 30, 1997, Pluma, Inc. (the "Company") acquired for cash from Frank L. Robinson Company, a California general partnership having its corporate headquarters in Los Angeles, California (the "Seller"), substantially all the assets and properties of the Seller, real and personal, tangible and intangible, of every kind and description, wherever located, used by the Seller in connection with the operation of its national wholesale distributorship for apparel products (the "Business").

         The assets acquired by the Company from the Seller (the "FLR Assets") included certain tangible personal property (machinery, equipment, tools, furniture, office equipment, supplies, materials and other items of tangible personal property of every kind owned by the Seller and used in connection with the Business, wherever located and whether or not carried on the Seller's financial books); inventories; (exclusive of certain obsolete inventory); other tangible assets; certain contract rights; accounts receivable and trade accounts due the Seller; all the intellectual property used by the Seller in connection with the Business; all authorizations, certificates, approvals and licenses relating to the operation of the Business; all records, technical data, asset ledgers, books of accounts, inventory records, budgets, customer and supplier lists, payroll and personnel records, computer programs, correspondence and other files; all the Seller's rights to any choses in action, claims, causes or rights of action; certain expenses prepaid by the Seller; and any and all of the Seller's goodwill in and going concern value of the Business. The FLR Assets were acquired by the Company free and clear of all liabilities, obligations, liens, security interests and encumbrances except for a purchase money lien on two fork lifts.

         Excluded from the FLR Assets acquired by the Company were the Seller's cash and securities; certain prepaid items; certain personal property and insurance policies relating to the Business; all pension, profit sharing or savings plans; certain contracts; and certain other identified assets.

The Company paid the Seller for the FLR Assets a total of $17,250,000.00 in cash less accrued employee vacation and perfect attendance liabilities of Seller as of the closing date in the approximate amount of $16,000. In addition to the payment of the purchase price referenced above, the Company assumed Seller's obligations under certain contracts and agreed to pay specific trade payables of Seller incurred in the ordinary course of business as of December 30, 1997 (in the approximate amount of $10,530,550, less $7,811,194 of such payables owed to the Company), which amount will be finally determined during a post-closing adjustment period. The Company also agreed to assume Seller's obligation for certain accrued employee vacation and perfect attendance liabilities referenced above.



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         The purchase price paid to Seller is subject to adjustment as follows:

              (i) if Seller's trade payables owed to the Company as of the closing date ($7,811,194) exceeds the value of that portion of Seller's inventories (as of the closing date) manufactured by the Company, the purchase price will be reduced one dollar for each dollar of such excess;

              (ii) if Seller's trade payables owed to the Company as of the closing date are less than the value of that portion of Seller's inventories (as of the closing date) manufactured by the Company, the purchase price will be increased one dollar for each dollar of such shortfall;

              (iii) if Seller's "adjusted working capital" as of the closing date is less than Nine Million, Eight Hundred Sixteen Thousand and no/100 Dollars ($9,816,000), the purchase price shall be reduced one dollar for each one dollar of such shortfall. For purposes of this transaction, "adjusted working capital" means Seller's trade accounts receivable (as adjusted to reflect a reserve for uncollectible accounts) plus Seller's inventories valued the lower of invoice cost or market value (exclusive of that portion of the Seller's inventories manufactured by the Company) plus other current assets purchased by the Company, less Seller's trade accounts payable (exclusive of accounts due the Company) less other current liabilities assumed by the Company at closing; and

              (iv) if the purchase price (as adjusted in (i) or (ii) above) exceeds the "Net Asset Value" of the FLR Assets by more than Seven Million, Four Hundred Thirty-Four Thousand and no/100 Dollars ($7,434,000), the purchase price shall be reduced one dollar for each one dollar of such excess. "Net Asset Value" means the value of the tangible FLR Assets (as reflected on Seller's books as of the closing date) minus the amount of all Seller's liabilities assumed by the Company at the closing of this transaction.

         Any adjustment to be made to the purchase price in the manner set forth above shall be determined during a post-closing adjustment period and settled from an escow account into which a portion of the purchase price was deposited.

         The FLR Assets were used by the Seller in its operation of the Business. The Company is one of several manufacturers supplying apparel products, namely fleece goods (i.e., sweatshirts, sweatpants), and tee shirts, to the Seller. The Company will continue to use the FLR Assets in connection with the national wholesale distribution of apparel products from the Seller's current business location in Los Angeles.

         The purchase price paid for the FLR Assets was established by applying a multiple to the anticipated earnings attributable to the purchased assets after integration into the Company's existing operations.

         As consideration for the Company's purchase of the FLR Assets, the Seller and its partners (Harold Robinson, Carole Robinson, Jeffrey N. Robinson and James H. Robinson) agreed that for a period of five (5) years (or, in the case of any partner who is employed by the Company, for a period of one (1) year after the termination of such employment if such period is longer than five (5) years from the Closing Date) they will not engage in the business of a wholesale distributorship of apparel products within the entire United States except as an employee of the Company. Additionally, Jeffrey N. Robinson, the chief operating officer of the Seller, executed a three (3) year employment contract with the Company.

         The source of funds paid by the Company to the Seller was a new short-term credit facility consisting of a Revolving Line of Credit in an amount not to exceed $100,000,000.00 to be repaid in full on April 30, 1998 (the "Loan"). The Loan was obtained from NationsBank, N.A., for the purposes of funding the acquisition of the FLR Assets and certain assets of another unrelated seller recently acquired by the Company; refinancing existing debt; and providing general working capital. The Company intends to replace the Loan with a permanent syndicated credit facility.

         There is no material relationship between the Seller or any of its partners and the Company or any of the Company's affiliates, directors, or officers or any affiliates of the Company's directors and officers.




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Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of the business acquired.

                  Pursuant to Accounting Rule (section mark) 210.3-05(b)(2)(i) of Regulation S-X (17 C.F.R. (section mark) 210.3-05(b)(2)(i)), financial statements are not required to be filed with this Report.

         (b)      ProForma financial information.

                  Pursuant to Accounting Rule (section mark) 210.11-01(c) of Regulation S-X (17 C.F.R. (section mark) 210.11-01(c)), the proforma effects of a business combination will not be presented with this Report since financial statements of the acquired business are not required to be filed with this Report.

         (c)      Exhibits.

                  (1)      Asset Purchase Agreement among Pluma, Inc., Frank
                           L. Robinson Company, Harold Robinson, Carole
                           Robinson, Jeffrey H. Robinson and James H. Robinson dated as of December 30, 1997.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PLUMA, INC.

                                       /s/ Forrest H. Truitt, II
                                   By: _____________________________________
                                            Forrest H. Truitt, II
                                            Executive Vice President, Treasurer
                                            and Chief Financial Officer

Dated:  January   , 1998



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